UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2004

NAVTEQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-21323	77-0170321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900

Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

(312) 894-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On December 16, 2004, the Compensation Committee of the Board of Directors of NAVTEQ Corporation (the “Company”) set Mr. Green’s performance objectives for 2005.  Mr. Green’s employment agreement provides for a target bonus of 100% of his base salary, with 50% of the bonus based on the achievement of financial objectives and 50% based on the achievement of non-financial objectives.  The financial performance objectives relate to net income, operating income, revenue and cash flow targets, and the various elements may be weighted by the Committee in determining whether the financial performance objectives have been achieved.  The non-financial objectives include expanding and improving the Company’s products and services, improving customer satisfaction, and expanding geographic overage of the Company’s database.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: March 25, 2005	By:	/s/ Lawrence M. Kaplan
Lawrence M. Kaplan
Senior Vice President,
General Counsel and Secretary